Viking Therapeutics Announces Closing of Public Offering of Common Stock and Warrants

SAN DIEGO, CA – April 13, 2016 – Viking Therapeutics, Inc. (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders, today announced the closing of its previously-announced underwritten public offering of 7,500,000 shares of its common stock and warrants to purchase up to 7,500,000 shares of its common stock at a public offering price of $1.25 per share of common stock and related warrant.  The warrants have an exercise price of $1.50 per share of common stock, are immediately exercisable and will expire on April 13, 2021.

Viking granted the underwriters a 45-day option to purchase up to an additional 1,125,000 shares of its common stock and/or warrants to purchase up to an additional 1,125,000 shares of its common stock to cover over-allotments, if any. Viking also announced today that the underwriters partially exercised the over-allotment option for warrants to purchase an additional 1,125,000 shares of its common stock at a public offering price of $0.01 per warrant.

The gross proceeds to Viking from the offering were approximately $9,386,250, before deducting underwriting discounts, commissions, and other offering expenses.

The shares of common stock and the warrants are currently listed on the Nasdaq Capital Market under the ticker symbol “VKTX” and “VKTXW”, respectively.

Maxim Group LLC acted as the sole book-running manager for the offering, while FBR Capital Markets & Co. acted as the lead manager.

A registration statement relating to the shares of common stock and warrants to purchase shares of common stock sold in the offering was declared effective by the Securities and Exchange Commission (SEC) on April 7, 2016 and may be obtained at the SEC’s website at http://www.sec.gov. The offering was made solely by means of a prospectus, copies of which may be obtained by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or by telephone at 212-895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders.  The company’s research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients’ lives.  Viking has exclusive worldwide rights to a portfolio of five therapeutic programs in clinical trials or preclinical studies, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.  The company’s clinical programs include VK5211, an orally available, non-steroidal selective androgen receptor modulator, or SARM, in Phase 2 development for the treatment and prevention of lean body mass loss in patients who have undergone hip fracture surgery, VK2809, a small molecule thyroid beta agonist entering Phase 2 development for hypercholesterolemia and fatty liver disease, and VK0612, a first-in-class, orally available drug candidate in Phase 2 development for type 2 diabetes.  Viking is also developing novel and selective agonists of the thyroid beta receptor for adrenoleukodystrophy, as well as two earlier-stage programs targeting metabolic diseases and anemia.

Forward-Looking Statements

This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements relating to the over-allotment option granted to the underwriters for the offering. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, general economic and market factors, among others discussed in the “Risk Factors” section of the final prospectus relating to this offering and in our most recent periodic reports filed with the SEC, including our most recent Annual Report on Form 10-K, all of which you may obtain for free on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date hereof.  Viking disclaims any obligation to update these forward-looking statements.

Contacts:

Vida Strategic Partners

Stephanie Diaz (Investors)

sdiaz@vidasp.com

415-675-7401

Tim Brons (Media)

tbrons@vidasp.com

(646) 319-8981